EXHIBIT 99.3

HBT FINANCIAL, INC. AND CNB BANK SHARES, INC.
JOINTLY ANNOUNCE STRATEGIC TRANSACTION
Bloomington, IL and Carlinville, IL, October 20, 2025 – HBT Financial, Inc. (NASDAQ: HBT) (the “Company” or “HBT Financial” or “HBT”), the holding company for Heartland Bank and Trust Company (“Heartland Bank”), and CNB Bank Shares, Inc. (OTC: CNBN) (“CNBN”), the holding company for CNB Bank & Trust, N.A. (“CNB Bank”), today jointly announced the signing of a definitive agreement pursuant to which CNBN will merge with and into HBT in a combined common stock/cash transaction valued at approximately $170.2 million, based on HBT’s 15-day volume weighted average stock price of $24.44 as of October 17, 2025. The combined company will have approximately $6.9 billion in total assets, $4.7 billion in total loans, and approximately $5.9 billion in total deposits, with 84 branch locations across Illinois, Eastern Iowa and Missouri.
CNB Bank is a community bank with bank locations in Alton, Brighton, Carlinville, Carrollton, Chapin, Clayton-MO, Edwardsville/Glen Carbon, Hillsboro, Jacksonville, Jerseyville, Litchfield, Oak Forest, Palos Heights, Pittsfield, Taylorville, Tinley Park, and Virden, Illinois. Offering commercial and personal banking services, as well as treasury and wealth management services and certain insurance offerings, CNB Bank had total assets of $1.8 billion, total loans of $1.3 billion, and total deposits of $1.5 billion as of September 30, 2025.
The transaction is financially attractive and culturally aligned. The combined company will have increased density in the central Illinois, the Chicago MSA and the St. Louis MSA markets, while increased scale will enhance product opportunities for CNB customers. From a cultural perspective, both organizations share a relationship-based approach to banking and a commitment to the communities we serve. This transaction will represent the eleventh merger that HBT has been a part of since 2007, and we feel that the team is well prepared to make a smooth transition.
The transaction has been unanimously approved by each company’s board of directors, and shareholders collectively holding approximately 28% of the outstanding shares of CNBN common stock have entered into voting agreements pursuant to which they have agreed, among other things, to vote their shares of CNBN common stock in favor of the transaction. The merger is expected to close in the first quarter of 2026, subject to approval by CNBN’s shareholders, required regulatory approvals and other customary closing conditions.
Fred L. Drake, Executive Chairman of HBT Financial, said, “We are truly honored to welcome the CNBN team and customers to Heartland Bank and HBT Financial. CNBN has a long and storied history in Central Illinois, very much like HBT. We are both very focused on serving our customers as a true community bank. For many years, Jim Ashworth and his team have built a solid and well-respected bank. More recently, Andy Tinberg has provided excellent leadership in developing new markets and organic growth. We are an excellent match.”
J. Lance Carter, President and CEO of HBT Financial and Heartland Bank, added, “Both our banks have strong local roots in Central Illinois, have successfully expanded to larger growth markets, have excellent deposit bases and solid commercial loan growth. We have both grown our business, while maintaining a strong credit culture. HBT has historically followed a disciplined approach to M&A, which has led to logical expansion of our footprint and outstanding financial performance. Uniting with CNBN will help generate profitable growth and create shareholder value in coming years. I look forward to working with Andy Tinberg and the entire CNBN team to make this venture a success.”
James T. Ashworth, President of CNB Bank Shares, Inc., said, “This partnership marks an important milestone in our ongoing commitment to deliver exceptional service and value to our customers, employees, and communities. CNBN has always believed in the enduring strength of community banking, and joining HBT positions us to continue that mission with expanded capabilities and a broader foundation for future growth.”

HBT Financial, Inc.

Andrew E. Tinberg, President and CEO of CNB Bank & Trust, N.A., said, “CNB Bank’s culture has consistently been centered on relationships. We know customers personally, support local businesses, and are actively involved in our communities. This partnership is a natural fit, as Heartland Bank shares our core values and unwavering commitment to the principles of community banking.”
Transaction Information
Under the terms of the merger agreement, CNBN shareholders will have the right to receive either (1) 1.0434 shares of HBT’s common stock for each share of CNBN stock, (2) $27.73 per share in cash, or (3) a combination of cash and stock consideration, subject to adjustment and to the election and proration provisions in the merger agreement. Based upon HBT’s 15-day volume weighted average stock price of $24.44 on October 17, 2025, the implied per share purchase price is $25.92 with an aggregate transaction value of approximately $170.2 million. Upon closing of the transaction, shareholders of CNBN are expected to hold approximately 15% of HBT’s outstanding common stock. Pursuant to the merger agreement, prior to the effective time of the merger, HBT has agreed to appoint current CNBN directors Jim Ashworth and Nancy Ruyle to the Boards of Directors of HBT and Heartland Bank, subject to HBT’s corporate governance procedures.
A presentation with additional information on the transaction can be found on HBT’s investor relations website at ir.hbtfinancial.com.
Advisors
Vedder Price P.C. served as legal counsel and Piper Sandler & Co. served as financial advisor to HBT.
Barack Ferrazzano Kirschbaum & Nagelberg LLP served as legal counsel and D.A. Davidson & Co. served as financial advisor to CNBN. Performance Trust Capital Partners, LLC also issued an independent fairness opinion to CNBN.
About HBT Financial, Inc.
HBT Financial, Inc., headquartered in Bloomington, Illinois, is the holding company for Heartland Bank and Trust Company, and has banking roots that can be traced back to 1920. HBT Financial provides a comprehensive suite of financial products and services to consumers, businesses, and municipal entities throughout Illinois and eastern Iowa through 66 full-service branches. As of September 30, 2025, HBT Financial had total assets of $5.0 billion, total loans of $3.4 billion, and total deposits of $4.3 billion.
About CNB Bank Shares, Inc.
CNB Bank Shares, Inc., headquartered in Carlinville, Illinois, is the holding company for CNB Bank & Trust, N.A., and provides a full range of banking services to individual and corporate customers throughout south-central Illinois, suburban southwestern Chicago, and the St. Louis metropolitan area. The original institution was founded in Carlinville in 1888 and has expanded over the past 29 years through establishing four de novo branches, one branch acquisition, and five whole-bank acquisitions, including one bank that was established in 1854. As of September 30, 2025, CNBN had total assets of $1.8 billion, total loans of $1.3 billion, and total deposits of $1.5 billion.
Forward-Looking Statements
Certain statements in this news release, including any statements regarding the expected timetable for completion of the proposed transaction, the results, effects and benefits of the proposed transaction, future opportunities and any other statements regarding future expectations, beliefs, plans, objectives, financial statements regarding future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. The words “anticipate,” “believe,” “expect,” “if,” “estimate,” “will,” “potential,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include statements regarding the completion of

HBT Financial, Inc.

the proposed transaction and the anticipated growth opportunities from the proposed transaction. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.
These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the possibility that shareholders of CNBN may not approve the merger agreement; the risk that a condition to closing of the proposed transaction may not be satisfied, that either party may terminate the merger agreement or that the closing of the proposed transaction might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of CNBN into those of HBT; the effects of the merger in HBT’s future financial condition, results of operations, strategy and plans; and regulatory approvals of the transaction.
Additional factors that could cause results to differ materially from those described above can be found in HBT’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 7, 2025, and in its subsequently filed Quarterly Reports on Form 10-Q, and in other documents HBT files with the Securities and Exchange Commission (“SEC”), each of which is on file with the SEC and available from HBT’s website at https://ir.hbtfinancial.com.
All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither HBT nor CNBN assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.
Important Information and Where to Find It
In connection with the proposed transaction, HBT will file materials with the SEC, including a Registration Statement on Form S-4 of HBT that will include a proxy statement of CNBN and a prospectus of HBT. After the Registration Statement is declared effective by the SEC, HBT and CNBN intend to mail a definitive proxy statement/prospectus to the shareholders of CNBN. This news release is not a substitute for the proxy statement/prospectus or the Registration Statement or for any other document that HBT may file with the SEC and send to CNBN’s shareholders in connection with the proposed transaction. CNBN’S SHAREHOLDERS ARE URGED TO CAREFULLY AND THOROUGHLY READ THE PROXY STATEMENT/PROSPECTUS AND THE REGISTRATION STATEMENT, AS MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY HBT WITH THE SEC, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HBT, CNBN, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.
Investors will be able to obtain free copies of the Registration Statement and proxy statement/prospectus, as each may be amended from time to time, and other relevant documents filed by HBT with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by HBT will be available free of charge from HBT’s website at https://ir.hbtfinancial.com or by contacting HBT’s Investor Relations Department at HBTIR@hbtbank.com
Participants in the Proxy Solicitation
HBT, CNBN and their respective directors and certain of their executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from CNBN’s shareholders in connection with the proposed transaction. Information regarding the executive officers and directors of HBT is included in its definitive proxy statement for its 2025 annual meeting filed with the SEC on April 9, 2025. Information regarding the executive officers and directors of CNBN and additional information regarding the persons who may be deemed participants and their direct and indirect interests, by security holdings or otherwise, will be set forth in the Registration Statement and proxy statement/prospectus

HBT Financial, Inc.

and other materials when they are filed with the SEC in connection with the proposed transaction. Free copies of these documents may be obtained as described in the paragraphs above
No Offer or Solicitation
Communications in this news release do not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval with respect to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
CONTACTS:
With respect to HBT Financial
Peter Chapman
HBTIR@hbtbank.com
(309) 664-4556
With respect to CNB Bank Shares, Inc.
Kayla Hahaffay-Musson, CPA
kmusson@cnbil.com
(217) 408-0274